UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 31, 2006

Memory Pharmaceuticals Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50642	04-3363475
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

100 Philips Parkway, Montvale, New Jersey		07645
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(201) 802 - 7100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Memory Pharmaceuticals Corp. (the "Registrant") will enter into a Scientific Advisory Board Services Agreement (the "Agreement") with Walter Gilbert, Ph.D., a member of the Registrant’s Board of Directors (the "Board"), which will be effective July 31, 2006. Dr. Gilbert has served as a member of the Registrant’s Scientific Advisory Board (SAB) since 1998, but to date has not been compensated for such service. In March 2006, the Registrant’s Board approved a compensation structure for the members of the SAB and the Board has determined that it is appropriate that Dr. Gilbert receive this standard SAB member compensation package. As a result of his now receiving compensation for serving on the Registrant’s SAB, Dr. Gilbert has resigned from the Registrant’s Audit Committee.

Under the terms of the Agreement, and in accordance with the Board approved SAB member compensation package, Dr. Gilbert was granted, on July 31, 2006, a stock option to purchase 20,000 shares of the Registrant’s common stock, which option will vest in quarterly installments over a two year period commencing on the date of grant. In addition, under the Agreement, Mr. Gilbert will receive an annual retainer of $6,000 and a payment of $1,500 for each quarterly SAB meeting that he attends.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, a form of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

The following exhibits are filed with this Report.

Exhibit No. Exhibit Description
10.1 Form of Scientific Advisory Board Services Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Memory Pharmaceuticals Corp.

August 4, 2006	By:	/s/ Jzaneen Lalani

Name: Jzaneen Lalani
Title: Vice President, Legal Affairs

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Exhibit Index

Exhibit No.	Description

10.1	Form of Scientific Advisory Board Services Agreement